Exhibit 10.1

May 22, 2024

Re:	Inducement Offer to Exercise Existing Warrants to Purchase Common Stock

Reference is made to that certain (i) Common Stock Purchase Warrant issued by ABVC Biopharma, Inc., a Nevada corporation (the “Company”) to Lind Global Fund II LP (the “Holder”), on February 23, 2023, to initially purchase 5,291,667 shares (529,167 shares after the after the July 2023 1-for-10 reverse stock split) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “First Warrant”), (ii) Common Stock Purchase Warrant issued by the Company to the Holder, on November 17, 2023, to initially purchase 1,000,000 shares of Common Stock (the “Second Warrant”), and (iii) Common Stock Purchase Warrant issued by the Company to the Holder, on January 17, 2024, to initially purchase 1,000,000 shares of Common Stock (the “Third Warrant”, and together with the First Warrant and the Second Warrant, the “Existing Warrants”).

We are pleased to offer to the Holder the opportunity to receive (i) a new warrant to purchase shares of Common Stock, and (ii) a modification in the current exercise price (the “Exercise Price”) of the Existing Warrants in consideration for you exercising for cash a portion of the Existing Warrants into 1,000,000 shares of Common Stock (the “Warrant Purchase Amount”). The resale of the Common Stock underlying the Existing Warrants (the “Warrant Shares”) has been registered for resale pursuant to the registration statement on the Company’s Registration Statement (the “Registration Statement”) on Form S-1 (File number 333-276500 under the Securities Act of 1933, as amended (“Securities Act”)). The Registration Statement is currently effective and, upon your exercise of your Existing Warrants pursuant to this letter agreement, will be effective for the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to modify the Exercise Price of the Existing Warrants to $0.75 per share (the “New Exercise Price”). In consideration for you exercising the Existing Warrants as provided herein (the “Warrant Exercise”), the Company hereby offers to issue to you or your designees:

(a) a new unregistered warrant to subscribe for Common Stock (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to subscribe for up to a number of Common Stock (the “New Warrant Shares”) equal to 100% of the number of Warrant Shares issued pursuant to each Warrant Exercise hereunder, which New Warrant shall be substantially in the forms as set forth in Exhibit A  hereto, exercisable at any time on or after the date of its issuance and until the five year anniversary thereof, for $1.00 per New Warrant Share.    For avoidance of doubt, the amount of New Warrant Shares shall be limited to those Warrant Shares issued pursuant to the exercise made under paragraph (c) herein and not any other future exercise.

(b) The New Warrants certificate(s) will be delivered within five (5) Trading Days following the date hereof, and such New Warrants, together with any underlying Common Stock issued upon exercise of the New Warrants, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered Common Stock purchase warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 9 of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the amended exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided that no additional exercise price shall be due and payable at such time, if previously paid at the time of the initial exercise).

(c) The Holder will exercise the Existing Warrants up to the Warrant Purchase Amount upon or promptly following execution of this letter at the New Exercise Price. The Holder shall first exercise all or a portion of the First Warrant, followed by all or a portion of the Second Warrant, and lastly all or a portion of the Third Warrant up to the Warrant Purchase Amount.

Expressly subject to the paragraph immediately following this paragraph below, you may accept this offer by executing the signature page of this letter, with such acceptance constituting your exercise of the Existing Warrants for an aggregate exercise price set forth on your signature page hereto (the “Warrant Exercise Price”) up to the Warrant Purchase Amount.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that, when issued, the New Warrants will contain customary restrictive legends, and neither the New Warrants nor the Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and, subject to the registration obligations contained in paragraph d. of Annex A, may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing the New Warrants and the New Warrant Shares shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon the Holder’s exercise of the New Warrants, certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date following an event described in subsections (ii) through (v) of this paragraph, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, if the Company fails to issue and deliver (or cause to be delivered) New Warrant Shares as required by the New Warrant, the Holder shall be entitled to such “Buy-In” compensation from the Company as may be required in accordance with the terms of Section 4.2 of the New Warrant.

If this offer is accepted and this letter agreement is executed by you and the Company, then as promptly as possible following the date of this letter agreement’s execution, but in any event no later than 8:00 a.m., Eastern Time, on the Trading Day succeeding the date of this letter agreement’s execution, the Company shall issue a press release disclosing all material terms of the transactions contemplated hereunder and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees, or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares issuable upon your exercise of the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder.

No later than the Trading Day following the date of the public disclosure of the transactions hereunder (the “Closing Date”), the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by the Company, settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) identified by the Holder; upon receipt of such Warrant Shares, the Holder therefor shall make a payment by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date.”

If, and whenever on or after the date hereof until six (6) months after the date hereof, the Company enters into an Other Warrant Exercise Agreement relating to Common Stock warrants and/or preferred investment options issued concurrently with the Existing Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically be amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement.

*****

Sincerely yours,

ABVC Biopharma, Inc.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

LIND GLOBAL FUND II LP

By:
Name:
Title:

Aggregate Reduced Exercise Price of Holder’s Existing Warrants being exercised contemporaneously with signing this letter agreement: $

DTC Instructions:

[Holder signature page to Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Registration Obligations. Within 30 calendar days after the Closing, the Company shall file a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 60 calendar days following the Closing Date, which date shall be extended by an additional 30 calendar days thereafter if the Resale Registration Statement is reviewed by, and receives comments from, the U.S. Securities and Exchange Commission, provided however that should such date extend to the month of August 2024, the date shall extend to August 19, 2024, and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares or until such time as the New Warrant Shares are freely saleable by the Holder under Rule 144 without volume limitations, requirements of current public information, manner of sale or any other restrictions under Rule 144. In the event that the Resale Registration Statement is not declared effective on or before the deadline in the preceding sentence, the Company shall pay to $15,000 per week to the Holders (to be allocated pro rata) until the date the Resale Registration Statement is declared effective.

e)	Trading Market. To the Company’s knowledge, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

g)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)	Subsequent Equity Sales.

(i) From the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (x) the Resale Registration Statement referred to herein, (y) prospectus supplement to the Resale Registration Statement to reflect the transactions contemplated hereby or (z) supplements to an existing registration statement and the prospectus used in connection with an existing registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such registration statement effective at all times during the respective registration period associated with such existing registration statement). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (c) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, for purposes of this Section (h)(i).

(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after one hundred eighty (180) days following the Closing Date, the entry into and/or issuance of Common Stock in an “at the market” offering shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii) From the date hereof until one (1) year following the Closing Date, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents or any offering of debt or any other type of financing, or a combination thereof (other than an Exempt Issuance) (a “Subsequent Financing”), the Company shall promptly advise the Holder of any such proposed Subsequent Financing and use commercially reasonable efforts to afford the Holder the right to participate in the proposed Subsequent Financing on the same terms, conditions and price provided for in the proposed Subsequent Financing.

i)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Holder.

j)	Expenses of the Holder. The Company shall reimburse the Holder $12,500.00 for the expenses of Holder’s counsel in connection with its review and negotiation of the letter agreement, which such amount will be withheld from the Warrant Exercise Price.

EXHIBIT A

FORM OF NEW WARRANT